UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 18, 2012

Titanium Asset Management Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-53352	20-8444031
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

777 E. Wisconsin Avenue, Milwaukee, Wisconsin		53202-5310
(Address of principal executive offices)		(Zip Code)

(414) 765-1980

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The company’s 2012 Annual Meeting of Shareholders was held on June 18, 2012. Matters submitted to shareholders at the meeting and the voting results thereof were as follows:

Election of Directors. The shareholders of the company elected each of the director nominees proposed by the company’s Board of Directors to serve until the 2013 Annual Meeting of Shareholders or until such nominee’s successor is duly elected and qualified. The following is a breakdown of the voting results:

Nominees for Election by All Shareholders

DIRECTOR	VOTES FOR	WITHHELD	NON-VOTES
Robert Brooks	11,586,519	372,211	-
Brian L. Gevry	11,302,041	656,689	-
T. Raymond Suplee	11,159,741	798,989	-
Ron Braverman	11,356,886	601,844	-

Nominees for Election by Clal Finance Ltd.

DIRECTOR	VOTES FOR	WITHHELD	NON-VOTES
Yoram Naveh	10,585,400	-	-
Avigdor Kaplan	10,585,400	-	-
Shy Talmon	10,585,400	-	-
Emmanuel Gill	10,585,400	-	-
Robert Kelly	10,585,400	-	-
Hanni David	10,585,400	-	-

Appointment of KPMG LLP as Independent Registered Public Accounting Firm. The shareholders of the company ratified the appointment of KPMG LLP as the company’s independent registered public accounting firm. The following is a breakdown of the voting results:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	NON-VOTES
11,985,730	-	-	-

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITANIUM ASSET MANAGEMENT CORP.

Date: June 20, 2012	By:	/s/ Jonathan Hoenecke
Name: Jonathan Hoenecke
Title: Chief Financial Officer

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